SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934)

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HAGGAR CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        This filing is being made pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. This filing contains statements concerning Haggar Corp. (the "Company") which appeared in a newspaper article by Maria Halkias published in The Dallas Morning News on page 2F on Saturday, November 23, 2002, as well as a digest to that article which appeared on page 1F. The consent of Maria Halkias and The Dallas Morning News has not been obtained to the use of this newspaper article and digest as proxy soliciting material. Following is the text of the digest, which appeared on page 1F:

  Haggar sues one of its key shareholders

          Haggar filed a lawsuit against one of its largest shareholders, objecting to his request for a shareholder ledger. Thomas G. Kahn said he might use it on behalf of a competing slate of directors that includes himself. 2F

  Following is the text of the newspaper article by Maria Halkias which appeared on page 2F:

  Haggar is facing proxy fight

  By MARIA HALKIAS
  Staff Writer

          Haggar Corp. on Friday sued one of its largest shareholders, positioning the company for a proxy fight that could begin as soon as next week.

          The Dallas-based apparel maker argued in the suit that Thomas G. Kahn's request Tuesday for a list of shareholder names was "deficient" and that release of the names is not in the best interest of all Haggar investors.

          Mr. Kahn is president of the Kahn Brothers & Co., a New York investment firm that owns a 12.44 percent interest in Haggar. When he asked for the list, he said he might use it to campaign on behalf of a competing slate of directors that would include himself.

          Friday afternoon, Haggar moved the issue into a courtroom by filing a declaratory action against Mr. Kahn, who has been asking to be appointed to the company's board of directors since earlier this summer.

          "The company's nominating committee doesn't believe Mr. Kahn meets the criteria" for being a Haggar board member, chairman and chief executive Joe Haggar III said Friday.

          Mr. Haggar, grandson of the company's founder, and two outside directors make up the nominating committee.

          "Our mission is to try to keep turning good numbers and take care of all of our shareholders," Mr. Haggar said. If the relationship does turn into a proxy fight, "we will definitely be ready for it, but it will not be our call."

          Haggar's lawsuit says Mr. Kahn's request should have included the two other trustees of Kahn Brothers.

          Mr. Kahn said the two other trustees are his father and brother.

          "I can assure you a copy of the shareholder list will be delivered to me, because I am legally entitled to it," he said.

          The legal action was taken in Nevada, where Haggar is incorporated.

          "Most sharp managements that I know of generally don't go around suing one of their largest shareholders," Mr. Kahn said. "When a shareholder makes a request of a legal document and there's something wrong with that request, most sharp managements would pick up the phone and tell that person.

          "Instead, Joe Haggar III made the conscious decision to sue me and waste thousands of dollars of shareholder money," he said.

          Mr. Kahn can formally start the proxy fight next week as he faces a Nov 30 deadline for filing a competing slate of shareholders for consideration at Haggar's annual meeting in February.

Forward Looking Information

        The foregoing article contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, particularly those statements regarding the future operations, earnings or management of the Company and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relating to expectations about future results or events are based upon information available to the Company as of today's date, and the Company does not assume any obligations to update any of these statements. The forward-looking statements are not guarantees of the future performance of the Company and actual performance may vary materially from the expectations discussed. For instance, while Mr. Kahn has not commenced a proxy solicitation competing with the Company's solicitation, should he do so the Company would be forced to divert considerable time, attention and resources, monetary and otherwise, away from the daily operations of the Company to focus on responding to Mr. Kahn's competing proxy solicitation. Additional risks and uncertainties relating to the Company's business include, but are not limited to: (1) changes in general business conditions; (2) the impact of competition in the apparel industry; (3) adverse changes in the performance of the retail sector in general and the apparel industry in particular; (4) changes in consumer acceptance of new products and the success of advertising, marketing and promotional campaigns; (5) changes in laws and other regulatory actions; (6) changes in labor relations; (7) political and economic events and conditions domestically or in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism, war or insurrection; (8) unexpected judicial decisions; (9) changes in interest rates and capital market conditions; (10) inflation; (11) acquisitions or dissolution of business enterprises; (12) natural disasters; (13) unusual or infrequent items that cannot be foreseen or are not susceptible to estimation; and (14) other risks identified from time to time in the Company's Securities and Exchange Commission (the "SEC") reports.

Important Additional Information Will Be Filed with the SEC

        The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Company's 2003 annual meeting of stockholders. The Proxy Statement will contain important information about the Company and the matters to be voted on at the annual meeting. Investors and security holders are urged to read the Proxy Statement carefully when it becomes available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Mr. David Tehle, the Company's Executive Vice President and Chief Financial Officer, Secretary and Treasurer at 214-352-8481.

        The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the annual meeting and the matters to be voted on at such meeting. Information regarding the Company's directors and executive officers may be obtained by reading the Company's Annual Report on Form 10-K for the year ended September 30, 2001 and its definitive proxy statement dated January 7, 2002 in connection with the Company's annual meeting of stockholders held on February 6, 2002. Additional information regarding the participants in the solicitation may be obtained by reading the Proxy Statement in connection with the Company's 2003 annual meeting of stockholders when it becomes available.